Exhibit 107.1
Calculation of Filing Fee Tables
Form F-3
(Form Type)
Lavoro Limited
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, par value $0.001 per share	457(o)	(1)(2)	(2)	$150,000,000.00	0.0001476	$22,140.00
	Total Offering Amounts					$150,000,000.00		$22,140.00
	Total Fees Previously Paid							$22,140.00
	Total Fee Offsets							$
	Net Fee Due							$

(1) This registration statement relates to the issuance of up to US$150,000,000.00 of Class A ordinary shares, US$0.001 par value per share (the “Ordinary Shares”) of the Registrant. The amount to be registered and proposed maximum aggregate offering price per Ordinary Share will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the Ordinary Shares hereunder. The aggregate maximum offering price of all Ordinary Shares issued by the Registrant pursuant to the registration statement shall not have a maximum aggregate offering price that exceeds US$150,000,000.00 or the equivalent at the time of offering in any other currency. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering an indeterminate number of additional securities as may be issued to prevent dilution resulting from share dividends, share splits or similar transactions.
(2) Omitted pursuant to Rule 457(o) under the Securities Act.

Table 2: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Ordinary shares, par value $0.001 per share (3)	111,557,151	$763,050,912.84	Form F-1	333-270791	05/25/2023
Equity	Ordinary shares, par value $0.001 per share, issuable on exercise of Warrants (3)	10,083,606	$115,961,469.00	Form F-1	333-270791	05/25/2023

(3) No registration fee is payable in connection with (i) the 10,083,606 Class A Ordinary Shares issuable by the Registrant upon the exercise of the Warrants (as defined herein) and (ii) the 111,557,151 Class A Ordinary Shares registered for sale by the selling securityholders named in the prospectus contained in this registration statement that were previously registered and remain unsold under the registration statement on Form F-1 (No. 333-270791), initially filed by Lavoro Limited with the U.S. Securities and Exchange Commission (the “SEC”) on March 23, 2023 and declared effective on May 25, 2023, and subsequently amended by Post-Effective Amendment No. 1 to the Form F-1, filed with the SEC on November 13, 2023 and declared effective on November 21, 2023 (as amended and/or supplemented, the “Prior Registration Statement”), because such shares are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. See “Explanatory Note” in this registration statement.